CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the references to our firm under the caption "Experts" and to the use of our reports dated October 2, 2002 with respect to ATEL Capital Equipment Fund X, LLC, and dated September 13, 2002 with respect to ATEL Financial Services LLC, and subsidiary in Pre-effective Amendment No. 2 to the Registration Statement (Form S-1 No. 333-100452) and related Prospectus of ATEL Capital Equipment Fund X, LLC for the registration of 15,000,000 limited liability company units.


                                                     /s/ERNST & YOUNG LLP


San Francisco, California
January 17, 2003